NEWS BULLETIN	HEMAGEN(R)DIAGNOSTICS, INC. 9033 Red Branch Road, Columbia, MD 21045
AT THE COMPANY: William P. Hales, President & CEO (443) 367-5500 Tel. (410) 997-7812 Fax
FOR IMMEDIATE RELEASE March 11, 2004	OTC: HMGN.OB

HEMAGEN DIAGNOSTICS, INC., ANNOUNCES BOARD AND MANAGEMENT APPOINTMENTS

COLUMBIA, MD — Hemagen Diagnostics, Inc. (OTC: HMGN.OB) a biotechnology company that develops, manufactures, and markets proprietary medical diagnostic test kits, announced that Edward T. Lutz was elected to the Board of Directors at the Company’s Annual Shareholders’ meeting held on February 25, 2004. Mr. Lutz is President and Chief Executive Officer of Lutz Advisors, Inc. He is an experienced professional with over twenty five years experience in M&A, dealing with troubled financial institutions, strategic planning, bank regulation, and structuring financial transactions. Mr. Lutz served as the Regional Director for the New York region of the FDIC during his twenty-year tenure with FDIC in both New York and in Washington, D.C.

In addition, the Board of Directors appointed William P. Hales as Chairman of the Board. Mr. Hales has been a Director and President of Hemagen since October 1, 1999 and was named CEO in March 2002.

William P. Hales, stated, “We are delighted that Ed is joining us as a director. His strong business and financial background strengthens our board, and I look forward to working with him in the continuing development of the business.”

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures, and markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. Hemagen also manufactures and markets a complete line of Clinical Chemistry Reagents through its wholly owned subsidiary RAICHEM. In addition, Hemagen manufactures and sells the Analyst® an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood, and the Endochek, a clinical chemistry analyzer used to measure important constituents in animal blood. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. The Company sells the Analyst® and the Endochek both directly and through distributors servicing physicians’ office laboratories and veterinarians’ offices. Hemagen’s products are used in many of the largest Laboratories, Hospitals, and Blood Banks around the world. Hemagen sells its products to over 1,000 customers worldwide. The company focuses on markets that offer significant growth opportunities. The Company was incorporated in 1985 and became a public company in 1993.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, expected financial performance, on-going business strategies and possible future action, which Hemagen intends to pursue to achieve strategic objectives, constitute forward-looking information. The sufficiency of such reserves and adjustments, expected performance, implementation of on-going business strategies and possible future action, the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisitions.